  EXHIBIT 99.1

Midwest Energy Emissions Corp. Commences Patent Infringement Lawsuit; Seeks Permanent Injunction and Damages

LEWIS CENTER, OH – July 25, 2019 – Midwest Energy Emissions Corp. (OTCQB: MEEC) ("ME2C" or the "Company"), a leader in mercury emissions control in North America, has announced that it has initiated patent litigation against certain defendants in the U.S. District Court for the District of Delaware for infringement of United States Patent Nos. 10,343,114 (the “’114 Patent”) and 8,168,147 (the “’147 Patent”) owned by the Company. These patents relate the ME2C’s two-part Sorbent Enhancement Additive (SEA®) process for mercury removal from coal-fired power plants.

Named as defendants in the lawsuit are (i) Vistra Energy Corp., AEP Generation Resources Inc., NRG Energy, Inc., Talen Energy Corporation, and certain of their respective affiliated entities, all of which are owners and/or operators of coal-fired power plants in the U.S., and (ii) Arthur J. Gallagher & Co., DTE REF Holdings, LLC, CERT Coal Holdings LLC, Chem-Mod LLC, and certain of their respective affiliated entities, and additional named and unnamed defendants, all of which operate or are involved in operations of coal facilities in the U.S.

In the lawsuit, ME2C alleges that each of the defendants has willfully infringed the Company’s ‘114 Patent and ‘147 Patent and seeks a permanent injunction from further acts of infringement and monetary damages. The full text of the complaint and exhibits filed in the U.S. District Court for the District of Delaware are available for review as follows: Complaint, Exhibit A and Exhibit B.

Learn more about ME2C’s two-part Sorbent Enhancement Additive (SEA®) process at http://www.midwestemissions.com/sea-technology.

Richard MacPherson, President and CEO of ME2C, stated, “This lawsuit represents the first formal legal action we have taken against infringers to enforce and protect our patented technology. We regret that this action is necessary, but the Company must defend its intellectual property and protect shareholder value. We hope that this process will not be necessary in the future.”

ME2C has retained Caldwell Cassady & Curry P.C., an IP law firm based in Dallas, Texas, to represent it in patent enforcement and litigation. Devlin Law Firm LLC, an IP law firm based in Wilmington, Delaware, has been retained to act as co-counsel.

About Midwest Energy Emissions Corp. (ME2C®)

Midwest Energy Emissions Corp. (OTCQB: MEEC) delivers patented and proprietary solutions to the global coal-power industry to remove mercury from power plant emissions, providing performance guarantees, and leading-edge emissions services. ME2C has developed patented technology and proprietary products that have been shown to achieve mercury removal at a significantly lower cost and with less operational impact than currently used methods, while maintaining and/or increasing unit output and preserving the marketability of fly-ash for beneficial use. For more information, please visit www.midwestemissions.com.

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Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding the Company. In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company's periodic filings with the Securities and Exchange Commission.

Company Contact:

Richard MacPherson

Chief Executive Officer

Midwest Energy Emissions Corp.

Main: 614-505-6115

rmacpherson@midwestemissions.com

www.midwestemissions.com

Investor Relations Contact:

Satya Chillara

Darrow Associates

Direct: 510-396-2776

schillara@darrowir.com

www.darrowir.com

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